Exhibit 99.1

NEWS BULLETIN

FOR FURTHER INFORMATION

AT iVOW:	AT FINANCIAL RELATIONS BOARD:

Michael H. Owens, MD, MPH, FACPE, CPE

Tony Rossi

President & CEO	Media Contact
mowens@ivow.com	trossi@financialrelationsboard.com
(760) 603-9120	(310) 854-8317

June 17, 2005

iVOW ANNOUNCES COMMITMENT FOR PRIVATE PLACEMENT

CARLSBAD, CA, June 17, 2005 – iVOW, Inc. (NASDAQ: IVOW), today announced that it has received commitments from a group of institutional and accredited investors to participate in a private placement of the Company’s common stock and warrants.  Dawson James Securities is acting as the exclusive financial advisor to, and as sole placement agent for, iVOW.

The commitments cover the sale of 7.3 million Units for aggregate gross proceeds of approximately $2.2 million.  Each Unit consists of one share of common stock and a warrant to purchase one share of common stock.  The warrants have a five-year term.  The closing of the proposed private placement is subject to stockholder approval and certain other closing conditions.  The Company intends to submit this matter to its stockholders for consideration at an annual meeting of the stockholders currently planned for July 2005.

If stockholder approval is obtained and the proposed private placement is completed, the Company has agreed to file a registration statement covering the shares of common stock and the common stock underlying the warrants within 45 days of the closing of the transaction.

iVOW

The Company is focused exclusively on the disease state management of chronic and morbid obesity. We provide program management, operational consulting and clinical training services to physicians and hospitals involved in the medical and surgical treatment of morbidly obese patients.  We also provide specialized vitamins to patients who have undergone obesity surgery.  Our corporate website is www.ivow.com; information on our nutritional supplements for post-surgical gastric bypass patients may be found on www.vistavitamins.com.  iVOW is the new corporate name of Vista Medical Technologies, Inc.

Forward Looking Statements

This news release may contain forward-looking statements concerning the business and products of iVOW.  Actual results may differ materially depending on a number of risk factors, including, but not limited to the following: our efforts to maintain compliance with the continued listing requirements of the Nasdaq SmallCap Market; our ability to raise additional capital to fund our operations and execute our business plan, including the proposed private placement; our ability to penetrate the market for obesity surgery management services; and customer acceptance of our products and services.  Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and our most recent quarterly report on form 10-QSB. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Additional Information

The Company plans to mail a Proxy Statement to the holders of its common stock containing information about the proposed private placement and others matters to be considered at the annual meeting of stockholders.  The Proxy Statement will contain important information about the Company and the proposed private placement.  Investors and security holders will be able to obtain free copies of this document through the website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.  The Company and its directors and executive officers may participate in the solicitation of proxies from the Company’s stockholders in favor of the proposed private placement and the other matters to be considered at the annual meeting.  A description of any interests, by security holdings or otherwise, that the participants in the solicitation have in the proposed private placement and the other matters to be considered at the annual meeting of stockholders will be available in the Proxy Statement.

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